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EXHIBIT 10.116


                             HPC CAPITAL MANAGEMENT
                    Investment Banking/ Financial Consultants


February 6, 2003


Mr. Leighton Stephenson
Chief Financial Officer
P-COM,  Inc.
3175S.WinchesterBoulevard
Campbell,  CA  95008



Re:     Engagement Letter
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Dear Mr. Stephenson:

This letter agreement (this" Agreement") confirms P-COM, Inc.'s  (the "Company")
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engagement  of  HPC  Capital Management. ("HPC") as investment banker, financial
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advisor  and  consultant  of the Company and sets forth the terms and conditions pursuant  to  which  HPC  shall  perform  in  said  capacity.

     1.  Retention  Subject  to  the terms and conditions of this Agreement, the
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Company  hereby  engages  HPC to act on behalf of the Company as a non-exclusive investment banker, financial advisor and consultant commencing on the date hereof and continuing until completion of the financing outlined in the Proposed Private Placement Term Sheet of $ 1,000,000 Regulation D offering of Common Shares & Warrants (the "Engagement"). Either party may cancel this Agreement
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upon  30-calendar  days  written  notice.

     2.  Services.  During  the  Engagement  and  subject  to  the  terms
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and  conditions  herein, HPC agrees to provide financial services to the Company consisting of: (i) evaluating the Company's requirements for funding growth and expansion of the Company's operations; (ii) analyzing the impact of business decisions, policies, and practices on the value of the Company's business and securities; and (iv) increasing the public exposure of the Company through introductions to institutions, brokers and the investment community. HPC agrees to devote such time, attention, and energy as may be necessary to perform the services hereunder. The Company expressly acknowledges and agrees that nothing herein shall be construed, however, to require HPC to (i) provide a minimum number of hours of service to the Company or to limit the right of HPC to perform similar services for the benefit of persons or entities other than the Company, (ii) commit to purchase securities of the Company or secure financing on behalf of the Company by third parties, (iii) ensure that any potential investor(s) introduced to the Company by HPC will execute final agreements with the Company, or (iv) guaranty the obligations of any investor(s) introduced to the Company by HPC under any final agreements with such investor(s).

     3.  Remuneration.  For  undertaking  the  Engagement and for other good and
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valuable  consideration,  including  but not limited to, the substantial benefit the Company will derive from the ability to announce its relationship with HPC, the Company agrees as follows:

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HPC CAPITAL MANAGEMENT
Investment Banking/ Financial Consultants

     (a)    Placement Fees.  The  Company  shall pay to HPC a cash placement fee
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equal  to  5%  of  the  total  purchase  price of the Company's securities sold, including all amounts placed in an escrow account or payable in the future (including future issuances resulting from anti dilution provisions) and all amounts paid or payable upon exercise, conversion or exchange of such securities received or receivable directly by the Company ("Aggregate Consideration") in
                                                    -----------------------
any placement of the Company's securities in connection with HPC 's efforts hereunder. Such Fees to be paid commensurate with funding of such purchase transaction(s).

     (b) Warrants. On each closing date on which Aggregate Consideration is paid
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or  becomes  payable,  the  Company shall issue to HPC Capital Management 50,000 warrants  (the  "Warrants") per $ 1 million raised by HPC. The Warrants shall be
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exercisable  immediately  after  the  date of issuance, and shall expire 5 years after the date of issuance, unless otherwise extended by the Company. The Warrants shall include customary anti-dilution protection, including protection against issuances of securities at prices (or with exercise prices, in the case of warrants, options or rights) below the lower of the exercise price of the Warrants or the then fair market value of the underlying common equity, a cashless exercise provision and will be non-redeemable and provide for automatic exercise upon expiration. The Warrants shall be transferable, subject only to the securities laws, by the holders thereof.

     (c)  Mergers  and  Acquisitions.  The  Company agrees that if HPC, directly
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introduces  the  Company,  during  the  term of this Agreement, to any person or entity that becomes a party to a merger, acquisition or joint venture with the Company (or any affiliate thereof) within nine months of such introduction, then the Company shall pay to HPC a cash fee calculated as a percentage of the Transaction Value (as defined herein) in accordance with the following scale:

        -  6%  on  the  first            $  5,000,000
        -  5%  on  the  amount  from     $  5,000,001       to  $  7,000,000
        -  4%  on  the  amount  from     $  7,000,001       to  $  9,000,000
        -  3%  on  the  amount  from     $  9,000,001       to  $ 11,000,000
        -  2%  on  the  amount  from     $  11,000,001      to  $ 13,000,000
        -  1%  on  the  amount  above    $  13,000,001


     "Transaction Value" shall mean the aggregate value of all cash, securities,
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notes, debentures purchase options, royalties, management, and consulting agreements; marketing, licensing and revenue contracts; agreements not-to-compete, including contingent and installment payments.

     (d)  Tail  Period.  The  Company  shall and shall have cause its affiliates
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to  pay  HPC  all  compensation  described in this Section 3 with respect to all financing and merger and acquisition candidates at any time prior to the expiration of 1 year after the Termination Date (the "Tail Period") if such candidates were identified to the Company by HPC as investors in the financing and HPC provided written notification to the Company of the introduction.


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HPC CAPITAL MANAGEMENT
Investment Banking/ Financial Consultants


     4.     Representations,  Warranties  and  Covenants  of  the  Company.  The
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Company  hereby  represents,  warrants  and  covenants  as  follows:

     (a) (i) The Company has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, (ii) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of
(A) the Company's certificate of incorporation or by-laws, or (B) any agreement to which the Company is a party or by which any of its property or assets is bound.

     (b) Upon the filing of any registration statement by the Company pursuant to the Securities Act of 1933, as amended, in connection with the proposed offer and sale of any of its securities by it or any of its security holders, the Company shall also register for resale by the holder(s) thereof in such registration statement(s) the Shares then issued but not yet registered for resale and the unregistered Warrant Shares then issued but not yet registered for resale.

     5.     Representations,  Warranties  and  Covenants  ofHPC.  HPC  hereby
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represents and warrants that:     (i) it has the full right, power and authority
to  enter  into  this Agreement and to perform all of its obligations hereunder,
(ii) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of HPC enforceable in accordance with its terms,
(iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of
(A) HPC 's certificate of incorporation or by-laws, or (B) any agreement to which HPC is a party or by which any of its property or assets is bound.

     6.  Independent  Contractor:  HPC  and  the  Company  hereby acknowledge
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that  HPC  is  an  independent contractor. HPC shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of, or joint venture with, the Company. In addition, HPC shall take no action, which binds, or purports to bind, the Company.

     7.  Confidentiality. The Company acknowledges that all opinions and advice,
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whether  oral  or  written,  given by HPC to the Company in connection with this
Agreement are intended solely for the benefit and use of the Company in considering the transactions to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of HPC to be given hereunder, and no such opinion or advice shall be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company in communications with third parties at any time, in any manner or for any purpose, nor may the Company make any public references to HPC or use HPC 's name in any annual report or any other report or release of the Company without HPC 's prior written consent, except that the Company may, without HPC 's further consent, disclose this Agreement (but not information provided to the Company by HPC ) in the company's filings with the Securities and Exchange Commission, if such disclosure is required by law.



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HPC CAPITAL MANAGEMENT
Investment Banking/ Financial Consultants


     8.  Reimbursement.  The  Company  agrees  to  reimburse  promptly  HPC,
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upon  request  from  time  to  time,  for all reasonable, out-of-pocket expenses incurred by HPC (including fees and disbursements of counsel and of other consultants and advisors retained by HPC) in connection with the matters
contemplated this Agreement.   P-COM, Inc. will pre-approve any expenses above $
250.00  in  writing.

     9.  Notices.  Except  as  otherwise  specifically  agreed,  all notices and
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other  communications  made  under  this Agreement shall be in writing and, when delivered in person or by facsimile transmission, shall be deemed given on the same day if delivered on a business day during normal business hours, or on the first day of business day following delivery in person or by facsimile outside normal business hours, or on the date indicated on the return receipt if sent registered or certified mail, return receipt requested. All notices sent hereunder shall be sent to the representatives of the party to be noticed at the addresses indicated respectively below, or at such other addresses as the parties to be noticed may from time to time by like notice hereafter specify:

       If to the Company:          Mr. Leighton Stephenson
                                   Chief  Financial  Officer
                                   P-COM,  Inc.
                                   3175S.WinchesterBoulevard
                                   Campbell,  CA  95008

       If  to  HPC  :              HPC  Capital  Management
                                   1225  Hightower  Trail
                                   Suite  B-220
                                   Atlanta,  GA  30350
                                   Attn:  Paul  T.  Mannion,  Jr.
                                   (770)  992-6800  (Fax)

     10.  Entire  Agreement.  This  Agreement  contains  the  entire  agreement
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between  the  parties.  It  may  not  be  changed except by agreement in writing signed by the party against whom enforcement of any waiver, change, discharge, or modification is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

     11.   Survival  of  Representations  and  Warranties.  The representations,
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warranties,  acknowledgments and agreements of HPC and the Company shall survive the termination of this agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that, such severability shall
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be  ineffective  if it materially changes the economic benefit of this Agreement to  any  party.




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HPC CAPITAL MANAGEMENT
Investment Banking/ Financial Consultants


     12.  Governing Law. This Agreement shall be construed according to the laws
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of  the  State  of Georgia and subject to the jurisdiction of the courts of said state, without application of the principles of conflicts of laws. Each of the parties' consents exclusively to personal jurisdiction in the Fulton County, Georgia, waives any objection as to jurisdiction or venue, and agrees not to assert any defense based on lack of jurisdiction or venue. In any litigation, arbitration, or other dispute resolution arising out of or relating to this Agreement, the prevailing party shall be reimbursed by the other party (as determined by a court of competent jurisdiction) for reasonable attorneys' fees and/or arbitration costs.

     13.  Successors.  This  Agreement  shall be binding upon the parties, their
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successors  and  assigns.

     14. Execution. This Agreement may be executed in any number of counterparts
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each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute a single document. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

If the foregoing correctly sets forth our understanding and agreement, please so indicate by signing where indicated below. We look forward to working with you.

                                   HPC  CAPITAL  MANAGEMENT.


                                   By:  /s/  Paul  T.  Mannion
                                   -------------------------
                                   Paul  T.  Mannion,  Jr.,  President

Agreed  to  and  accepted  this  6  day  of  February  2003.
                                ---

P-COM,  INC.



By:  /s/  Leighton  J.  Stephenson
     -------------------------------
     Name:   Leighton  Stephenson
     Title:     Chief  Financial  Officer



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